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                                                                   Exhibit 99.2

                              FOR IMMEDIATE RELEASE


Contact:

Orchid BioSciences
(609) 750-2221
Tracy J. Henrikson
Director, Corporate Communications


            ORCHID OBTAINS $10 MILLION CREDIT FACILITY FROM COMERICA

PRINCETON, N.J., Dec. 27, 2002 - Orchid BioSciences, Inc. (Nasdaq: ORCH) today announced that it has obtained a $10 million credit facility from Comerica (NYSE: CMA), a leading financial services company. The credit facility is to be used for working capital and is composed of a $10 million revolving line of credit based on accounts receivable.

"We are pleased to establish this banking relationship with Comerica, a respected financial institution that understands the growth opportunities of our genoprofiling services business," said Andrew P. Savadelis, chief financial officer and senior vice president, finance of Orchid. "This credit facility provides Orchid with a cost-effective, flexible resource to help us meet our working capital needs as we progress towards profitability in 2003. Our success in establishing this new financing relationship reflects our continued progress in both reducing operating expenses and focusing our business on higher growth, higher margin segments."

About Orchid BioSciences
------------------------
Orchid BioSciences is the leading provider of services and products for profiling genetic uniqueness. Orchid's interlocking strategic business units address distinctive markets that together represent a unique balance of established, predictable growth, such as forensic and paternity DNA testing, and large upside potential, like pharmacogenetics-based personalized healthcare. All leverage Orchid's network of accredited genotyping laboratories, its leading technologies and its expertise in genetic analysis. Orchid provides identity genomics testing for forensics and paternity through Orchid Cellmark and Orchid GeneScreen. Orchid Diagnostics markets products and services for HLA genotyping, disease susceptibility testing and immunogenetics. Orchid GeneShield is developing pharmacogenetics-based programs designed to accelerate the adoption of personalized healthcare. Orchid provides advanced SNP genotyping services to pharmaceutical, biotechnology, agricultural and academic customers, and develops valuable SNP markers and assays. More information on Orchid can be found at www.orchid.com.

About Comerica's Technology and Life Sciences Division
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Comerica Bank's Technology and Life Sciences Division is one of the nation's leading technology banking practices, offering a wide range of financial services tailored to corporate customers, entrepreneurs and professionals. Veteran bankers provide credit and financial services and products to young, growing professionally backed technology and life sciences companies as well as, their more mature counterparts in the computer products, internet services, telecommunications, and life sciences. From 19 offices located across the U.S., Comerica's Technology and Life Sciences Division serves all major technology centers. Comerica Incorporated is the 17th largest bank holding company in the nation, with $51 billion in assets. For more information, visit http://www.comerica.com.

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All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Orchid's belief that the credit facility provides Orchid with a cost-effective flexible resource to help it to meet its working capital needs as it progresses towards profitability in 2003. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, and patent protection and litigation. These risks and other additional factors affecting Orchid's business are discussed in the "Forward-Looking Statements" section of Orchid's Form 10-Q for the quarterly period ended September 30, 2002 and the "Overview" and "Risk Factors" sections of Orchid's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

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